Exhibit 99.1

FOR FURTHER INFORMATION:

AT FIRST MERCURY FINANCIAL:
Edward A. LaFramboise
Vice President — Finance
(248) 358-4010
elaframboise@firstmercury.com

FOR IMMEDIATE RELEASE
WEDNESDAY, AUGUST 26, 2009

FIRST MERCURY FINANCIAL CORPORATION DECLARES
DIVIDEND AND AUTHORIZES SHARE REPURCHASE PROGRAM

SOUTHFIELD, MI — August 26, 2009 — First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) announced today that on August 20, 2009 its Board of Directors declared a quarterly cash dividend of $0.025 per share, to be paid September 30, 2009 to shareholders of record at the close of business on September 15, 2009.

In addition, the Board of Directors approved a Share Repurchase Program and authorized the repurchase of up to 1.0 million shares of outstanding common stock through August 20, 2010. The authorization represents approximately 6 percent of the Company’s outstanding shares at August 7, 2009. The Company’s prior Share Repurchase Program, announced in August 2008, originally authorized the repurchase of up to 1.5 million shares of the Company’s outstanding common stock. As of August 7, 2009, the Company had repurchased 100 percent, or 1.5 million, of the total shares authorized for repurchase for approximately $19.0 million.

Purchases under the program may be made at the Company’s discretion, subject to market conditions, in the open market, in privately-negotiated transactions or otherwise, including pursuant to one or more 10b5-1 plans. Any purchases will be made in accordance with the applicable regulations of the U.S. Securities and Exchange Commission. The share repurchase program may be modified or discontinued at any time.

About First Mercury Financial Corporation
First Mercury Financial Corporation provides insurance products and services primarily to the specialty commercial insurance markets, focusing on niche and underserved segments where we believe that we have underwriting expertise and other competitive advantages. During the Company’s 36 years of underwriting risks, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled us to effectively underwrite such risks. Our risk-taking subsidiaries offer insurance products through our distribution subsidiaries: CoverX®, FM Emerald and AMC, which are recognized brands among insurance producers.

Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our estimates for accrued profit sharing commissions are based on loss ratio performance and could be reduced if the underlying loss ratios deteriorate; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.

The Company uses the Investor Relations page of its website at
www.firstmercury.com to make information available to its investors and the public.